Exhibit 99.1

KROGER REPORTS STRONG FOURTH QUARTER AND FULL YEAR RESULTS

Identical Supermarket Sales During The Quarter Increased 5.3% Without Fuel

Company Delivers Record Earnings Per Share In Fiscal 2007

CINCINNATI, Ohio, March 11, 2008 — The Kroger Co. (NYSE: KR) today reported total sales increased 2.2% to $17.2 billion for the fourth quarter ended February 2, 2008.  Adjusting for the extra week in the fourth quarter of the previous year, total sales increased 10.2%.

Identical supermarket sales increased 8.2% with fuel and 5.3% without fuel, based on the same 12-week period in both years.

“As Kroger’s strong fourth quarter results show, we continue to drive solid identical sales growth by improving service, value, product quality and selection for our customers,” said David B. Dillon, Kroger chairman and chief executive officer.  “During the quarter, we continued to invest in lower prices for our customers, providing meaningful savings for them in this uncertain economic environment.”

Net earnings in the fourth quarter totaled $322.9 million, or $0.48 per diluted share.  The LIFO charge in the fourth quarter was $0.05 per diluted share, resulting from higher than expected inflation, and was $0.02 per diluted share more than the Company anticipated at the end of the third quarter.

Net earnings in the same period last year were $384.8 million, or $0.54 per diluted share.  Results from the fourth quarter 2006 included a $0.03 per diluted share benefit from adjustments to certain deferred tax balances and an estimated $0.07 per diluted share from an extra week.

Other highlights of the fourth quarter 2007 included:

•                  FIFO gross margin was 23.56% of sales, a decline of 92 basis points compared to the fourth quarter last year.  Excluding the effect of retail fuel operations, FIFO gross margin declined 23 basis points.

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•                  Operating, general and administrative (OG&A) costs were 16.81% of sales, a decline of 84 basis points compared to the fourth quarter last year.  Excluding the effect of retail fuel operations, OG&A declined 33 basis points.

•                  Kroger repurchased 10.1 million shares of stock at an average price of $26.64  per share for a total investment of $269 million.  At the end of the fourth quarter, $941 million remained under the $1 billion stock repurchase program announced in January 2008.

Fiscal Year 2007 Results

For the full 2007 fiscal year, total sales increased 6.2% to $70.2 billion.  Adjusting for the extra week in fiscal 2006, total sales increased 8.2%.  Identical supermarket sales increased 6.9% with fuel and 5.3% without fuel, based on the same 52-week period in both years.

Net earnings for fiscal 2007 were $1.18 billion, or $1.69 per diluted share.  This equates to 15% growth after adjusting for the extra week in fiscal 2006.  This growth, plus Kroger’s dividend yield of slightly more than 1%, created strong value for shareholders.

Net earnings in fiscal 2006, on a GAAP basis, were $1.11 billion, or $1.54 per diluted share.

Other highlights of the fiscal year included:

•                  Total debt was $8.1 billion, an increase of $1.1 billion from a year ago.  On a rolling four-quarters basis, Kroger’s net total debt (Table 5) to EBITDA ratio was 2.0, compared with 1.9 during the same period last year.

•                  Capital investment totaled $2.1 billion, excluding acquisitions, compared with $1.8 billion in fiscal 2006.

•                  Kroger repurchased 52.5 million shares of stock at an average price of $27.05 per share for a total investment of $1.4 billion.  Over the past four quarters, Kroger has returned $1.6 billion to shareholders in share repurchases and dividends.

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Kroger also made significant gains in market share during fiscal 2007.  In the major markets where Kroger serves customers, the Company’s overall market share rose approximately 65 basis points, with share gains in 37 of its 44 major markets, based on the Company’s calculations.  These increases are on top of strong market share gains in 2005 and 2006.  During the last three fiscal years combined, Kroger’s share in its major markets has increased approximately 165 basis points.

“Our performance last year and our three consecutive years of increases in market share show that Kroger’s strategy is working as we continue to deliver value to both our customers and our shareholders,” Mr. Dillon said.

Fiscal 2008 Guidance

For fiscal 2008, Kroger anticipates earnings of $1.83 - $1.90 per diluted share.  The Company said it expects that earnings per share growth will be driven by strong identical sales, a slight improvement in non-fuel operating margins, and fewer shares outstanding.  Identical supermarket sales growth is expected to be in the range of 3 - 5%, excluding fuel sales.  Shareholder return will be further enhanced by Kroger’s dividend.

                                                The range for identical sales and earnings guidance takes into account the current uncertainty about future economic conditions.  The upper end of the range assumes current economic conditions will continue while the lower end assumes economic conditions weaken slightly.  Both sales and earnings guidance are based on a stable labor environment.

                                                “Kroger’s fourth quarter and fiscal year results can be tied directly to the efforts of our associates in every aspect of our business,” Mr. Dillon said.  “The contribution of all of our associates is fundamental to our success in 2008 as we continue to execute our Customer 1st strategy.  Kroger’s business model and the diversity of our product offerings are well-suited for what continues to be a challenging economic and competitive environment.”

Kroger, one of the nation’s largest retail grocery chains, is honored to celebrate its 125th anniversary in 2008.  The Company’s more than 310,000 associates serve customers in 2,486 supermarkets and multi-department stores in 31 states under two

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dozen local banners including Kroger, Ralphs, Fred Meyer, Food 4 Less, Fry’s, King Soopers, Smith’s, Dillons, QFC and City Market.  Kroger associates also serve customers in 782 convenience stores, 394 fine jewelry stores and 696 supermarket fuel centers the Company operates.  The Company also operates 42 food processing plants in the U.S.  Headquartered in Cincinnati, Ohio, Kroger focuses its charitable efforts on supporting hunger relief, health and wellness initiatives, and local schools and grassroots organizations in the communities it serves.  For more information about the Company, please visit our web site at www.kroger.com.

# # #

This press release contains certain forward-looking statements about the future performance of the Company.  These statements are based on management’s assumptions and beliefs in light of the information currently available to it.  Such statements are indicated by the words “anticipates,” “will,” and “expected.”  Increased competition, weather and economic conditions, interest rates, goodwill impairment, the success of programs designed to increase our identical supermarket sales without fuel, and labor disputes, particularly as the Company seeks to manage increases in health care and pension costs, could materially affect our expected identical supermarket sales growth, earnings per share, and earnings per share growth. These same factors could affect the extent to which our strategic plan is successful.  Earnings per share and earnings per share growth also will be affected by the number of shares outstanding, our success in reducing the number of shares outstanding, and volatility in the Company’s fuel margins.  The extent to which shareholder return will be enhanced by Kroger’s dividend will depend upon the continuation of payment of a dividend and the amount thereof.  These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially.  We assume no obligation to update the information contained herein.  Please refer to Kroger’s reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

Note: Kroger’s quarterly conference call with investors will be broadcast live via the Internet at 10 a.m. (ET) on March 11, 2008 at www.kroger.com and www.streetevents.com.  An on-demand replay of the webcast will be available from approximately 1 p.m. (ET) today through March 25, 2008.

# # #

Kroger Contacts:

Media:    Meghan Glynn (513) 762-1304

Investors:              Carin Fike (513) 762-4969

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Table 1.

THE KROGER CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

(unaudited)

	FOURTH QUARTER				YEAR-TO-DATE
	2007		2006		2007		2006

SALES	$17,234.6	100.00%	$16,858.7	100.00%	$70,234.7	100.00%	$66,111.2	100.00%

MERCHANDISE COSTS, INCLUDING ADVERTISING, WAREHOUSING AND TRANSPORTATION (a), AND LIFO CHARGE (b)	13,228.5	76.76	12,728.3	75.50	53,779.5	76.57	50,115.3	75.80
OPERATING, GENERAL AND ADMINISTRATIVE (a)	2,896.5	16.81	2,976.3	17.65	12,155.2	17.31	11,838.9	17.91
RENT	156.4	0.91	161.2	0.96	643.9	0.92	649.7	0.98
DEPRECIATION	325.5	1.89	299.1	1.77	1,355.5	1.93	1,271.8	1.92

OPERATING PROFIT	627.7	3.64	693.8	4.12	2,300.6	3.28	2,235.5	3.38

INTEREST	113.0	0.66	115.7	0.69	473.6	0.67	487.5	0.74

EARNINGS BEFORE TAX EXPENSE	514.7	2.99	578.1	3.43	1,827.0	2.60	1,748.0	2.64

TAX EXPENSE	191.8	1.11	193.3	1.15	646.5	0.92	633.1	0.96

NET EARNINGS	$322.9	1.87%	$384.8	2.28%	$1,180.5	1.68%	$1,114.9	1.69%

NET EARNINGS PER BASIC COMMON SHARE	$0.48		$0.55		$1.71		$1.56

SHARES USED IN BASIC CALCULATION	668.3		705.8		689.8		715.2

NET EARNINGS PER DILUTED COMMON SHARE	$0.48		$0.54		$1.69		$1.54

SHARES USED IN DILUTED CALCULATION	675.8		715.2		697.7		723.0

Note: Certain prior-year amounts have been reclassified to conform to current-year presentation.  Certain per share amounts and percentages may not sum due to rounding.

Note:  The Company defines FIFO gross margin as sales minus merchandise costs plus the Last-In First-Out (LIFO) charge.

(a) Merchandise costs and operating, general and administrative expenses exclude depreciation expense and rent expense which are included in separate expense lines.

(b) LIFO charge/(credit) of $54.2 and $(3.2) was recorded for the fourth quarter of fiscal years 2007 and 2006, respectively. LIFO charges of $154.2 and $49.5 were recorded for fiscal years 2007 and 2006, respectively.

Table 2.

THE KROGER CO.

CONSOLIDATED BALANCE SHEETS

(in millions)

(unaudited)

	February 2,	February 3,
	2008	2007

ASSETS
Current Assets
Cash	$159.9	$156.9
Cash - Temporary investments (a)	81.7	32.4
Store deposits in-transit	675.7	613.9
Receivables	786.2	778.0
Inventories	4,855.4	4,609.1
Prepaid and other current assets	555.2	564.5

Total current assets	7,114.1	6,754.8

Property, plant and equipment, net	12,497.9	11,779.5
Goodwill, net	2,143.7	2,192.3
Other assets	542.9	488.2

Total Assets	$22,298.6	$21,214.8

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities
Current portion of long-term debt, at face value, including capital leases and lease-financing obligations	$1,592.2	$906.0
Accounts payable	4,049.6	3,803.6
Accrued salaries and wages	814.8	796.2
Deferred income taxes	238.6	268.4
Other current liabilities	1,994.1	1,806.8

Total current liabilities	8,689.3	7,581.0

Long-term debt including capital leases and lease-financing obligations
Long-term debt, at face value, including capital leases and lease-financing obligations	6,484.7	6,136.0
Adjustment to reflect fair value interest rate hedges	44.7	17.8
Long-term debt including capital leases and lease-financing obligations	6,529.4	6,153.8

Deferred income taxes	366.8	721.6
Other long-term liabilities	1,799.6	1,835.4

Total Liabilities	17,385.1	16,291.8

Shareowners’ equity	4,913.5	4,923.0

Total Liabilities and Shareowners’ Equity	$22,298.6	$21,214.8

Total common shares outstanding at end of period	663.2	704.8
Total diluted shares year-to-date	697.7	723.0

Note: Certain prior-year amounts have been reclassified to conform to current-year presentation.

(a) Cash - Temporary investments represent Euros held to settle Euro - denominated contracts, and escrow deposits.

Table 3.

THE KROGER CO.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	YEAR-TO-DATE
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$1,180.5	$1,114.9
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,355.5	1,271.8
LIFO charge	154.2	49.5
Stock-based employee compensation	86.9	71.9
Expense for Company-sponsored pension plans	67.4	161.4
Gain on sale of property	(6.1)	(38.3)
Deferred income taxes	(116.8)	(60.4)
Other	43.1	58.2
Changes in operating assets and liabilities, net of effects of acquisitions:
Store deposits in-transit	(61.8)	(125.3)
Receivables	(16.6)	(89.5)
Inventories	(383.1)	(172.9)
Prepaid expenses	2.5	(42.5)
Accounts payable	185.2	256.2
Accrued expenses	155.8	97.8
Income tax payables and receivables	73.9	(3.8)
Contribution to Company-sponsored pension plan	(51.5)	(150.0)
Other long-term liabilities	(88.5)	(48.2)

Net cash provided by operating activities	2,580.6	2,350.8

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for capital expenditures	(2,126.2)	(1,683.1)
Payments for acquisitions	(90.2)	—
Proceeds from sale of assets	49.5	142.8
Other	(51.4)	(46.7)

Net cash used by investing activities	(2,218.3)	(1,587.0)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from lease-financing transactions	7.6	15.0
Proceeds from issuance of long-term debt	1,372.0	10.2
Payments for long-term debt	(559.7)	(556.0)
Borrowings on bank revolver	218.1	351.8
Dividends paid	(201.7)	(139.8)
Excess tax benefits on stock-based awards	35.7	37.6
Proceeds from issuance of common stock	188.2	130.8
Treasury stock purchases	(1,421.4)	(633.0)
Increase in book overdrafts	60.8	1.5
Other	(9.6)	(2.5)

Net cash used by financing activities	(310.0)	(784.4)

NET INCREASE (DECREASE IN) CASH	52.3	(20.6)

CASH AT BEGINNING OF YEAR	189.3	209.9
CASH AT END OF YEAR	$241.6	$189.3

Reconciliation of capital expenditures
Payments for capital expenditures	$(2,126.2)	$(1,683.1)
Changes in construction-in-progress payables	65.6	(94.4)
Total capital expenditures	$(2,060.6)	$(1,777.5)

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$477.2	$514.2
Cash paid during the year for income taxes	$639.9	$615.2

Note: Certain prior-year amounts have been reclassified to conform to current-year presentation.

Table 4. Supplemental Sales Information

(in millions, except percentages)

(unaudited)

Items identified below should not be considered as alternatives to sales or any other GAAP measure of performance.  Identical and comparable supermarket sales are industry-specific measures and it is important to review them in conjunction with Kroger’s financial results reported in accordance with GAAP.  Other companies in our industry may calculate identical or comparable sales differently than Kroger does, limiting the comparability of these measures.

IDENTICAL SUPERMARKET SALES (a)

	FOURTH QUARTER
	2007	2006

INCLUDING FUEL CENTERS	$15,276.4	$14,120.1
EXCLUDING FUEL CENTERS	$13,937.4	$13,241.8

INCLUDING FUEL CENTERS	8.2%	5.6%
EXCLUDING FUEL CENTERS	5.3%	5.3%

COMPARABLE SUPERMARKET SALES (b)

	FOURTH QUARTER
	2007	2006

INCLUDING FUEL CENTERS	$15,777.1	$14,553.3
EXCLUDING FUEL CENTERS	$14,378.2	$13,643.7

INCLUDING FUEL CENTERS	8.4%	5.9%
EXCLUDING FUEL CENTERS	5.4%	5.5%

(a)          Kroger defines a supermarket as identical when it has been open without expansion or relocation for five full quarters and is not scheduled to be closed.

(b)         Kroger defines a supermarket as comparable when it has been open for five full quarters, including expansions and relocations, and is not scheduled to be closed.

OTHER INFORMATION

Note: Fuel sales have a very low FIFO gross margin rate, OG&A rate, and operating margin rate, as compared to corresponding rates on non-fuel sales.   As a result, the Company discloses such rates excluding the effect of retail fuel operations.

Table 5.  Reconciliation of Total Debt to Net Total Debt

(in millions)

(unaudited)

Net total debt should not be considered an alternative to any GAAP measure of performance or liquidity.  Management believes net total debt is an important measure of liquidity, and a primary component of measuring compliance with the financial covenants under the Company’s credit facility.  Net total debt should be reviewed in conjunction with Kroger’s financial results reported in accordance with GAAP.

The following table provides a reconciliation of total debt to net total debt and compares the balance in the fourth quarter of 2007 to the balances in the fourth quarter of 2006 and the fourth quarter of 1999.

	February 2,	February 3,		January 29,
	2008	2007	Change	2000	Change

Current portion of long-term debt, at face value, including capital leases and lease-financing obligations	$1,592.2	$906.0	$686.2	$591.5	$1,000.7
Long-term debt, at face value, including capital leases and lease-financing obligations	6,484.7	6,136.0	348.7	8,422.5	(1,937.8)
Adjustment to reflect fair value interest rate hedges	44.7	17.8	26.9	—	44.7

Total debt	$8,121.6	$7,059.8	$1,061.8	$9,014.0	$(892.4)

Temporary cash investments	(81.7)	(32.4)	(49.3)	—	(81.7)
Investments in debt securities	—	—	—	(68.8)	68.8
Prepaid employee benefits	(300.0)	(300.0)	—	(200.0)	(100.0)

Net total debt	$7,739.9	$6,727.4	$1,012.5	$8,745.2	$(1,005.3)